UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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☑ Preliminary Information Statement

☐ Confidential, for Use of the Commission
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☐ Definitive Information Statement

MINERCO RESOURCES, INC.
 (Name of Registrant as Specified In Its Charter)

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MINERCO RESOURCES, INC.
22503 Katy Highway, #18
Katy, Texas 77450

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF MINERCO RESOURCES, INC.:

The purpose of this letter is to inform you that on December 27, 2011 the holders of a majority of the voting stock of Minerco Resources, Inc., a Nevada corporation (the “Company”), executed and delivered a written consent adopting a resolution to authorize our Board of Directors  to amend our Articles of Incorporation (the “Amendment”) to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 1 for 150.

The holders of shares representing 74% of our voting shares have executed a written consent in favor of the Amendment.  The Amendment is described in greater detail in the information statement accompanying this notice (the “Information Statement”). The written stockholder consent that we have received constitutes the only stockholder approval required to amend the Articles of Incorporation under the Nevada Revised Statutes and the Company’s Articles of Incorporation and bylaws. In accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, any amendment to the Articles of Incorporation provided for in the written consent will not be effective until 20 days from the date of mailing of the Information Statement to our shareholders and after the filing of the Amendment with the Secretary of State of Nevada. The Amendment will be filed at a future date and time determined by the Board of Directors.

Our Board of Directors approved the Amendment on December 27, 2011 and recommended to the shareholders that they approve the Amendment to effectuate the Stock Split.  A copy of the Amendment is attached to the Information Statement as Exhibit 3.1.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority in voting power of the Company’s outstanding stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

Only stockholders of record at the close of business on December 27, 2011 shall be given a copy of the Information Statement.  The date on which the Information Statement will be sent to stockholders will be on or about January __, 2012.

The accompanying Information Statement is for information purposes only. Please read it carefully.

December 28, 2011

V. Scott Vanis

MINERCO RESOURCES, INC.
22503 Katy Highway, #18
Katy, Texas 77450
Phone: (281) 994-4187

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This information statement (the “Information Statement”) will be mailed on or about January ___, 2012 to the stockholders of record, as of December 27, 2011 (the “Record Date”), of Minerco Resources, Inc., a Nevada corporation (the “Company”), pursuant to Section 14(c) of the Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement is circulated to advise the stockholders of action already approved and taken without a meeting by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be effective until 20 days after the date this Information Statement is mailed to the stockholders and the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action is to be effective twenty days after the mailing of this Information Statement and the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada: The Articles of Incorporation of the Corporation shall be amended (the “Amendment”) to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 1 for 150.

Please read this Information Statement. It describes the essential terms of the Amendment as well as other information about the Company. Additional information about the Company is contained in its periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials may also be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

VOTE REQUIRED

Pursuant to the Company’s bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effectuate the Amendment.  As of the close of business on the Record Date, we had 926,797,534 voting shares of common stock issued and outstanding and 15,000,000 shares of voting preferred stock issued and outstanding.  There are 1,213,398,768 votes required for approval of the Stock Split.  The consenting stockholders are entitled to 1,785,000,000 votes, which represent approximately 74% of the issued and outstanding votes with respect to the Company’s shares of common stock and preferred stock.

The elimination of the need for a special meeting of the stockholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes.  This section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority of the holders of outstanding shares of voting capital stock of the Company. Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the Amendment in a unanimous written consent, dated December 27, 2011.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of this Information Statement or by calling our principal executive offices at (281) 994-4187. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

BOARD OF DIRECTORS GRANTS AUTHORITY TO CONDUCT UP TO A ONE-FOR ONE HUNDRED FIFTY SHARE REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

Purpose: The Company’s Board has unanimously adopted a resolution seeking shareholder approval to authorize the Board to effectuate a reverse stock split. The Stock Split would reduce the number of outstanding shares of our common stock. The Board has determined that it would be in the Company’s best interest in the near future to conduct a reverse split of its common stock on up to a one for one hundred fifty basis and has received the consent of holders of a majority of the voting power of the Company’s securities to authorize the Board to conduct such a reverse split.

The primary purposes of the Stock Split are to accomplish the following:

a)  increase the per share price of the common stock to help maintain the interest of the markets;

b)  reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

c)  provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the Board believes that the Stock Split is in the best interest of the Company and its shareholders.  There can be no assurance, however, that the Stock Split will have the desired benefits.  However, at the current per share price of the common stock, it is very difficult for the Company to obtain financing, and even its current proposed equity line will not be effective unless the share price is increased.

The Board believes that a reverse stock split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock.  The Stock Split would affect all common stockholders uniformly by taking up to one hundred fifty shares of the presently issued and outstanding common stock on the effective date of the Amendment and converting those shares into one share of the post-reverse stock split common stock.  The conversion rate of all securities convertible into common stock would be proportionately adjusted.

The Board has indicated that fractional shares will not be issued.  Instead, the Company will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the Stock Split.  Each shareholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that shareholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

Effects: The Stock Split will be effected by filing an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective upon such filing and final approval of the Board of Directors of the Company.  The actual timing of any such filing will be made by the Board based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

The Company is currently authorized to issue 1,175,000,000 shares of its common stock, of which 926,797,534 shares are currently issued and outstanding, and 15,000,000 shares of Series A preferred stock are outstanding, which have a 1 for 100 voting right for a total of 1,500,000,000 votes in any shareholder action.  Currently, shareholders holding votes in excess of 74% of the voting rights have consented in writing to the proposal.  A reverse split on a one for one hundred fifty basis would reduce the number of issued and outstanding shares of common stock to approximately 6,178,650 but will not reduce the number of authorized shares of common stock or authorized shares of preferred stock.  Since the Stock Split will result in a decrease in the number of outstanding shares from 926,797,534 to 6,178,650 and therefore the number of votes held by the holders of the common stock, the voting power of the preferred stock holders will increase as a result of the decrease in the number of outstanding shares of common stock   The Stock Split will not have any effect on the stated par value of the common stock.

The effect of the Stock Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by 150, with an adjustment for any fractional shares as described above.

If acted upon by the Company's Board of Directors, the consent by the majority of the voting shareholders reported herein would result in a decrease in each common shareholder's percentage ownership interest in the Company and proportional voting power. The Stock Split will have no effect on the number of shares of preferred stock outstanding, and, therefore, the number of votes relating to the preferred stock will remain unchanged.  Since the Stock Split will result in a decrease in the number of outstanding shares of common stock, the voting power of the holders of common stock will decrease and the voting power of the holders of preferred stock will increase.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.  All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split.  All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Stock Split) also will be appropriately adjusted for the Stock Split.

The Stock Split may also result in some shareholders holding “odd lots” of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to effectuate the Stock Split, the Company will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of shareholder value represented by the common stock being diluted.  The proposed Stock Split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.  In the event that the Board approves the Stock Split and reduces the number of outstanding shares of common stock to approximately 6,178,650, that action would have a material dilutive effect upon existing shareholders.

After the taking of any action to conduct or authorize the Stock Split is filed there is no requirement that shareholders obtain new or replacement share certificates.  Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Stock Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Stock Split.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

The procedures and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes.  Section 78.390 provides that the proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of the Company has adopted, ratified and approved the Stock Split and submitted the proposed changes to the shareholders for their approval.  The securities that are entitled to vote to amend the Company’s Articles of Incorporation consist of issued and outstanding shares of common voting stock outstanding on December 27, 2011 and shares of the Series A preferred stock outstanding on December 27, 2011, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the Company’s Articles of Incorporation.

No Dissenter’s Rights

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide our stockholders with any such right.

Outstanding Voting Stock of the Company

The Board of Directors fixed the close of business on December 27, 2011 as the record date for the determination of the common shareholders entitled to notice of action by written consent.  As of the Record Date, there were 926,797,534 shares of common stock issued and outstanding and 15,000,000 shares of Class A convertible preferred stock issued and outstanding. The common and preferred stock constitute the only outstanding classes of voting securities of the Company. Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders and each share of preferred stock entitles the holder to one hundred (100) vote on all matters submitted to the stockholders.  Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock.

Class A Convertible Preferred Stock

The Class A preferred stock ranks senior to all other stock as to dividends and upon liquidation each holder of Class A preferred stock shall receive an amount equal to $1.00 per share prior to any distribution to any other stock holder.  Each share of Class A preferred stock is entitled to 100 votes.  Any Class A stockholder has the right to convert any or all of its Class A stock into 10 shares of fully paid and nonassessable shares of common stock for each share of Class A Stock so converted.  In any event, holders of Class A stock will have the right to convert upon an initial or secondary public offering of common stock by the Company or in the event of a change in control as defined in the Rules and Regulations of the Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 27, 2011, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each person who served as an officer and director of the Company during the last fiscal year; and (iii) all officers and directors as a group.  The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 926,797,534 shares of common stock and 15,000,000 shares of Class A convertible preferred stock issued and outstanding as of December 27, 2011.  The Class A convertible preferred stock votes at a ratio of 100 to 1.  The total number of votes for common and preferred stock are 2,426,797,534.   Unless otherwise indicated, the business address of such person is c/o 22503 Katy Highway, #18, Katy, Texas 77450.

Officers, Directors, 5% Shareholder	No. of Shares	Beneficial Ownership

V. Scott Vanis (1)	1,178,000,000	48.5%
Sam Messina, III (2)	607,000,000	25.0%
All directors and executive officers as a group (2 person)	1,785,000,000	73.5%

(1)
Number of votes for V. Scott Vanis represents votes pursuant to ownership of 178,000,000 shares of common stock and 10,000,000 shares of Class A convertible preferred stock, which represent 1,000,000,000 voting shares.

(2)
Number of votes for Sam Messina, III represents votes pursuant to ownership of 107,000,000 shares of common stock and 5,000,000 shares of Class A convertible preferred stock, which represent 500,000,000 voting shares.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our stockholders. The distribution will be made by mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Commission in its rules, regulations and releases) representing our expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the Commission: our quarterly reports on Form 10-Q for the quarterly periods ended October 31, 2011 and April 30, 2011 and our Annual Report on Form 10-K for the year ended July 31, 2011. We will be distributing a copy of these reports with this Information Statement. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

Minerco Resources, Inc.
22503 Katy Highway, #18
Katy, Texas 77450
Phone: (281) 994-4187

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of Minerco Resources, Inc.

Date: December 28, 2011	By:
V. Scott Vanis, Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation *

*Filed herewith